II-16


                                                                                                         Exhibit 12

                   STATEMENTS REGARDING COMPUTATION OF RATIOS



                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------
                                                                                                                    2001
                                        1997            1998           1999           2000           2001        (pro forma)
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------
        Revenues
          Interest Income Loans        $ 343,695        $ 655,219     $ 848,346     $1,160,113     $1,247,261       $1,247,261
          Interest Income Other           24,519           76,444       200,165        219,857        243,504          243,504
          Capital Gains Realized           4,298            9,138        14,828          1,293          5,839            5,839
          Origination Income              11,482           40,338        45,690         25,223         27,071           27,071
          Income Other Sources               124              874           407            928          1,887            1,887
                                    --------------------------------------------------------------------------------------------
        Total Revenues                   384,118          782,013     1,109,436      1,407,414      1,525,562        1,525,562

        Operating Expenses
          Professional Fees                8,065            8,988        11,351         21,241         20,606           20,606
          Director Fees                    2,400            3,200         3,200          3,200          3,200            3,200
          Amortization                       303              303           833          2,917              0                0
          Interest Expense                     0                0             0         65,282         26,835        1,051,835
          Advisory Fees                   17,545           52,944       116,293        154,389        162,131          162,131
          Other                            7,991           11,213        25,880         20,132         34,780           34,780
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------
        Total Expenses                    36,304           76,648       157,557        267,161        247,552        1,272,552
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------

        Operating Income                 347,814          705,365       951,879    $ 1,140,253    $ 1,278,010        $ 253,010
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------

        Add Back Fixed Charges
          Certificates Interest
               Expense (1)                     0                0             0              0              0        1,025,000
          Amortization related to
        line
          of credit                            0                0           833          2,917              0                0
          Interest Expense                     0                0             0         65,282         26,835           26,835
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------
        Total Fixed Charges                    0                0           833         68,199         26,835        1,051,835
                                    --------------------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------------------

        Earnings                       $ 347,814        $ 705,365     $ 952,712     $1,208,452     $1,304,845       $1,304,845
                                    ============================================================================================


(1) Assumes that all of the certificates offered will be sold and that the weighted average interest rate on the certificates is 6.833% per year ($1,025,000). Actual interest rates we will pay on certificates will be set forth in a supplement to this prospectus.